    EXHIBIT 21.1

Name	Jurisdiction of Incorporation
EVERTEC Intermediate Holdings, LLC	Puerto Rico
EVERTEC Group, LLC	Puerto Rico
OPG Technology Corp.	Puerto Rico
EVERTEC USA, LLC	Delaware
EVERTEC Guatemala, S.A.	Guatemala
EVERTEC Panamá, S.A.	Panama
EVERTEC Dominicana, SAS	Dominican Republic
Evertec Colombia, SAS	Colombia
EVERTEC Costa Rica, S.A.	Costa Rica
Zunify Payments Ltda.	Costa Rica
EVERTEC México Servicios de Procesamiento, S.A. de C.V.	Mexico
Evertec PlacetoPay, S.A.S.	Colombia
BBR SpA	Chile
BBR Perú S.A.C.	Peru
Evertec Chile Holdings SpA	Chile
Evertec Chile SpA	Chile
Paytrue S.A.	Uruguay
Caleidón S.A.	Uruguay
Evertec Chile Servicios Profesionales SpA	Chile
Evertec Chile Global SpA	Chile
Evertec Brasil Informática S.A.	Brazil
Paysmart Pagamentos Electrônicos Ltda	Brazil
Issuer Holding Ltda.	Brazil
Issuer Instituição de Pagamentos Ltda	Brazil
Sinqia S.A.	Brazil
Torq. Inovação Digital Ltda	Brazil
Sinqia Tecnologia Ltda.	Brazil
Homie do Brasil Informática S.A.	Brazil
Rosk Software S.A.	Brazil
Lote 45 Participações S.A.	Brazil
Compliasset S.A.	Brazil
Tecnobank Tecnologia Bancária S.A.	Brazil
Grandata, LLC	Delaware
Grandata Mexico, S.A. de C.V.	Mexico
Grandata USA, LLC	Delaware
Big Data Analytics SA	Argentina
Nubity S.R.L.	Argentina
Nubity, LLC	Delaware
Nubity Cloud, S.A.P.I. de C.V.	Mexico